WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.





<LEGEND>


EXHIBIT-27.1
FINANCIAL DATA SCHEDULE

This  schedule  contains  summary  financial   information  extracted  from  the
Financial Statements of Macrovision Corporation for the three months ended March
31, 1997,  and is  qualified  in its  entirety by  reference  to such  Financial
Statements.

(In Thousands, except per share data)

Period-Type                3 Mos
Fiscal Year-End            Dec 31, 1997
Period Start               Jan 1, 1997
Period End                 Mar 31, 1997
Cash                       4227
Securities                 9763
Receivables                3548
Allowances                 371
Inventory                  716
Current Asssets            19998
PP&E                       4484
Depreciation               2494
Total Assets               23960
Current Liabilities        6361
Bonds                      0
Preferred-Mandatory        0
Preferred                  0
Common                     7
Other-Se                   20049
Total Liab. And Equity     23960
Sales                      4564
Total Revenues             4564
CGS                        681
Total Costs                681
Other Expenses             2984
Loss Provision             0
Interest Expense           2
Income-Pretax              923
Income-Tax                 369
Income-Continuing          554
Discontinued               0
Extraordinary              0
Changes                    0
Net Income                 554
EPS-Primary                .08
EPS-Dilute                 0


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